CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated December 4, 1997, accompanying the October 31, 1997 financial statements of Weston Portfolios (comprising, respectively, the New Century Capital Portfolio and the New Century I Portfolio) which are incorporated by reference in Part B of Post-Effective Amendment No. 15 to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.





                      BRIGGS,  BUNTING  &  DOUGHERTY, LLP


Philadelphia, Pennsylvania
September 1, 1998

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